QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Sealed Air Corporation (the "Company") for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William V. Hickey, as Chief Executive Officer of the Company, and David H. Kelsey, as Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2010	By:	/s/ WILLIAM V. HICKEY
Name: William V. Hickey Title: Chief Executive Officer
Date: March 1, 2010	By:	/s/ DAVID H. KELSEY
Name: David H. Kelsey Title: Chief Financial Officer

QuickLinks

  Exhibit 32
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002